Exhibit 107

Calculation of Filing Fee Tables

FORM S-3 ASR

(Form Type)

SILVERGATE CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.01 per share	Rule 415(a)(6)	1,145,751(1)	N/A(2)	$97,858,592.91	N/A	N/A(2)	Form S-3	333-266425	July 29, 2022	$9,071.49(2)
	Total Offering Amounts					$97,858,592.91		—(2)
	Total Fees Previously Paid							—(2)
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Pursuant to Rule 416(a) under the Securities Act, the Class A common stock being registered for the selling stockholders named herein includes such indeterminate number of shares of Class A common stock as may be issuable as a result of stock splits, share dividends or similar transactions.

(2)	The Registrant previously registered $104,304,144 in an aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-266425), or the Prior Registration Statement, originally filed with the Securities and Exchange Commission and declared effective on July 29, 2022. The Registrant is carrying forward to this Registration Statement $97,858,592.91 in an aggregate offering price of securities that were initially registered under the Prior Registration Statement pursuant to Rule 415(a)(6) and remain unsold, or the Unsold Securities. The Registrant previously paid a filing fee of $9,071.49 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Accordingly, no filing fee is currently due in connection with the filing of this Registration Statement.